EXHIBIT 99.1

Press Release

Hsiao Dee Lieu, M.D., F.A.C.C. Named VP of Clinical Research of Nile Therapeutics

Monday February 25, 9:00 am ET

BERKELEY, Calif., Feb. 25 /PRNewswire-FirstCall/ — Nile Therapeutics, Inc. (OTC Bulletin Board: NILT.OB - News), a biopharmaceutical company focused on developing therapies for cardiovascular disease, is pleased to announce the appointment of Hsiao Dee Lieu, M.D., F.A.C.C. as its Vice President of Clinical Research.

“I am delighted to welcome Dr. Lieu to Nile. Dr. Lieu has extensive cardiovascular clinical development experience, which should be immediately beneficial to Nile and our CD-NP and 2NTX-99 development programs,” said Peter Strumph, Chief Executive Officer of Nile.

Dr. Lieu has significant translational experience, which includes molecular cardiology research through clinical execution of large multinational Phase III clinical trials. Prior to joining Nile, Dr. Lieu served as Director of Clinical Development for Portola Pharmaceuticals, Inc., where he led the global development of a large ADP antagonist program in acute coronary syndrome. In this role, Dr. Lieu was responsible for the overall clinical development plan of intravenous and oral molecules from early- to late-stage development. He led the development of trial designs (Phase I to Phase III) with successful execution of Phase I and II trials. He has managed interactions with regulatory authorities and key opinion leaders in the U.S., Canada, and Europe.

Before joining Portola, Dr. Lieu worked at CV Therapeutics, Inc. (CVTX), where he served as Director, Clinical Research and Development. In this role, he led the clinical development program for regadenoson, which included two large multinational successful Phase III trials. Dr. Lieu also worked as a researcher at the J. David Gladstone Institute of Cardiovascular Disease at the University of California at San Francisco (UCSF) conducting molecular cardiology research in gene manipulation and induction of cardiomyopathy and atherosclerosis regression.

Dr. Lieu currently serves as Assistant Clinical Professor of Medicine, Cardiology Division at UCSF. Dr. Lieu completed his clinical cardiology fellowship at UCSF and his residency in internal medicine at Columbia University. He received his M.D. from the Albert Einstein College of Medicine with distinction in molecular biology research, and his B.A. from New York University.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical need. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel chimeric peptide in Phase I studies for the treatment of heart failure, and 2NTX-99, a small molecule, pre-clinical, anti-atherothrombotic agent with nitric oxide donating properties. A key component of the company’s strategy is to acquire the global rights to additional compounds to expand its portfolio. More information on Nile can be found at www.nilethera.com.

Contact:

Daron Evans

Chief Financial Officer

Nile Therapeutics, Inc.

510-281-7700

info@nilethera.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, outlook, milestones, the success of Nile’s product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the reports we file with Securities and Exchange Commission, including the “Risk Factors” section of our Prospectus filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 15, 2007. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.